Exhibit 10.2

By this Agreement you are agreeing that you will transfer to the Company all rights you may have or acquire in inventions and discoveries, protect the Company’s trade secrets and keep information confidential. If you have questions about your obligations or rights, you should seek independent legal advice.

CONFIDENTIAL INFORMATION AND BUSINESS IDEAS,

INVENTIONS AND DEVELOPMENTS AGREEMENT

This Agreement is made and entered into as of the date set forth below by the undersigned Employee of RENAISSANCE LEARNING, INC.  (together with each of its subsidiaries and affiliates, the “Company”.  As a condition to my employment, I agree that:

1.  Trade secrets and confidential information about the Company’s business which may be disclosed to me or of which I may learn during the course of my employment are not to be disclosed.  One of my important duties as an employee, and even after my employment terminates, is to use my best efforts to safeguard the Company’s trade secrets and to keep information about the Company confidential.  Unless I am expressly authorized to do so in writing, I will not disclose any of the Company’s trade secrets or any confidential information about the Company other than to other employees of the Company who have a need to know such secrets or information.  I will assume any particular information about the Company’s business is confidential until I am informed it is not or until it has been published or is generally or publicly known outside the Company.  I understand that “confidential information,” includes, without limitation, (i) all source codes, algorithms, and other programming data and technical information relating to the Company’s software products; (ii) any information concerning any product under development or being tested by the Company but not yet offered for sale; (iii) any information concerning the pricing policies of the Company, the prices charged by the Company to any customer, the volume of orders of any customer and all other information concerning the transactions of the Company with any customer or proposed customer; (iv) any information concerning the marketing programs or strategies of the Company; (v) any financial information concerning the Company; and (vi) any information concerning the salaries or wages to be paid to, the work records of or any other personnel information relating to any employee of the Company other than the undersigned.

2.  The Company will own, and I hereby assign to the Company, all rights in all Business Ideas (as hereafter defined) which I originate or develop either alone or working with others while I am employed by the Company.  All Business Ideas which are or form the basis for copyrightable works shall be considered “works for hire” as that term is defined by U.S. Copyright Law and are hereby assigned to the Company.

3.  While I am employed by the Company and after my employment terminates:

(a)

I will promptly disclose all Business Ideas to the Company; and

(b)

I will assign to the Company all Business Ideas and promptly execute all documents which the Company may reasonably require to perfect its patent, copyright and other rights to such Business Ideas throughout the world.

4.  The term “Business Ideas” as used in this Agreement means all ideas, inventions, data, software, developments and copyrightable works, whether or not patentable or registerable, which I originate or develop, either alone or jointly with others while I am employed by the Company and which are either (i) related to any business known to me to be engaged in or contemplated by the company, (ii) originated or developed during my working hours, or (iii) originated or developed in whole or in part using materials, labor, facilities or equipment furnished by the Company.

Nothing in this Agreement will prevent me, after my employment terminates, from using general skills and knowledge I gained while employed by the Company.

Dated this _____ day of ____________________, 20_____.

_____________________________________

(Employee)

The foregoing is hereby accepted as of its date.

RENAISSANCE LEARNING, INC.

By:______________________________________

(Title)